EXHIBIT 99.1

TF Financial Corporation Reports Third Quarter 2006 Results and Quarterly Dividend

NEWTOWN, Pa., Oct. 26, 2006 (PRIMEZONE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,412,000 ($0.52 per diluted share) for the third quarter of 2006, compared with $1,545,000 ($0.55 per diluted share) during the third quarter of 2005. Net income for the nine month period ended September 30, 2006 was $4,059,000 ($1.49 per diluted share) compared with $4,626,000 ($1.64 per diluted share) during the first nine months of 2005. The Company also announced that its Board of Directors declared a quarterly dividend of $0.19 per share, payable November 15, 2006 to shareholders of record on November 8.

Highlights for the current quarter included:

 -- Interest income increased by 12% compared to the third quarter of
    2005 mainly due to strong loan growth since the year-ago period.
 -- Total deposits decreased by $9.3 million during the quarter and are essentially flat for the year. The Company's net interest margin was 3.59% during the quarter compared with 3.63% during the second quarter of 2006, and 3.67% during the third quarter of 2005. Thus, the Company has experienced minimal spread compression compared to that experienced by many community banks.
 -- Affecting year to year comparability, operating results for the third quarter of 2006 contained $188,000 of stock-based
    compensation expense due in part to the adoption during the first quarter of 2006 of a new accounting principle requiring the expensing of the value of stock options.
 -- Dividends paid in the quarter were $0.19 per share, up 5.6% from the $0.18 per share paid during the third quarter of 2005.

Commenting on the performance of the company, President Kent C. Lufkin stated, "Through the third quarter of 2006, we continued to face the challenge of protecting our net interest margin in an extremely competitive deposit/funding environment. Third Federal responded to this challenge by offering a variety of new deposit products, attractively priced, in order to manage potential deposit attrition without entirely repricing existing products, and to offer these new products to potential customers. Loan originations, while still above expectations, have begun to slow as demand has lessened and borrowing rates have increased. Simultaneously, we continue to aggressively investigate opportunities to reduce operating expenses and will introduce several new fee income generating services during the fourth quarter of this year."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 15 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Interested parties can find a wealth of financial information on the website by selecting the "Investor Relations" option.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

 T F FINANCIAL CORPORATION
 FINANCIAL INFORMATION
      (dollars in thousands except per share data)

                                         THREE MONTHS
                                         ------------              INC
                                     9/30/2006   9/30/2005        (DEC)
                                     ---------   ---------
 EARNINGS SUMMARY

      Interest income                 $  9,611    $  8,570        12.1%
      Interest expense                   4,093       2,987        37.0%
      Net interest income                5,518       5,583        -1.2%
      Loan loss provision                    0         150      -100.0%
      Non-interest income                  813         742         9.6%
      Non-interest expense               4,370       4,084         7.0%
      Income taxes                         549         546         0.5%
      Net income                      $  1,412    $  1,545        -8.6%

 PER SHARE INFORMATION

      Earnings per share, basic       $   0.52    $   0.57        -8.8%
      Earnings per share, diluted     $   0.52    $   0.55        -5.5%

      Dividends paid                  $   0.19    $   0.18         5.6%

 FINANCIAL RATIOS

      Annualized return on
        average assets                    0.85%       0.95%      -10.5%
      Annualized return on
        average equity                    8.79%      10.21%      -13.9%
      Efficiency ratio                   69.03%      66.14%        4.4%

 AVERAGE BALANCES

      Loans                           $501,012    $465,712         7.6%
      Mortgage-backed securities        75,620     104,148       -27.4%
      Investment securities             41,957      39,553         6.1%
      Other interest-earning assets      2,987       2,631        13.5%
      Total earning assets             621,576     612,044         1.6%
      Non-earning assets                35,058      33,179         5.7%
      Total assets                     656,634     645,223         1.8%

      Deposits                         471,556     473,801        -0.5%
      FHLB advances                    114,070     104,918         8.7%
      Total interest bearing
        liabilities                    585,626     578,719         1.2%
      Non-interest bearing
        liabilities                      7,297       6,469        12.8%
      Stockholders' equity              63,711      60,035         6.1%
      Total liabilities &
        stockholders' equity          $656,634    $645,223         1.8%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
      Loans                               6.53%       5.99%
      Mortgage-backed securities          4.57%       4.32%
      Investment securities               5.25%       4.67%
      Other interest-earning assets       5.71%       3.02%
 Average cost of:
      Deposits                            2.48%       1.72%
      FHLB advances                       3.98%       3.54%

 Interest rate spread                     3.43%       3.56%
 Net interest margin                      3.59%       3.67%

 NON-INTEREST INCOME DETAIL

      Retail banking fees             $    661    $    632         4.6%
      Gain on sale of loans           $    152    $    110        38.2%
      Gain (loss) on sales of
        securities                           0           0         0.0%

 NON-INTEREST EXPENSE DETAIL

      Salaries and benefits              2,505       2,322         7.9%
      Stock-based compensation             188           0         n/a
      Occupancy                            772         651        18.6%
      Deposit insurance                     15          15         0.0%
      Professional fees                    128         211       -39.3%
      Deposit intangible
        amortization                        27          34       -20.6%
      Advertising                          176         191        -7.9%
      Other                                559         660       -15.3%

 T F FINANCIAL CORPORATION
 FINANCIAL INFORMATION
      (dollars in thousands except per share data)

                                          NINE MONTHS
                                          -----------              INC
                                     9/30/2006   9/30/2005        (DEC)
                                     ---------   ---------

 EARNINGS SUMMARY

      Interest income                $  28,341   $  25,038        13.2%
      Interest expense                  11,637       8,251        41.0%
      Net interest income               16,704      16,787        -0.5%
      Loan loss provision                  150         450       -66.7%
      Non-interest income                2,119       2,081         1.8%
      Non-interest expense              13,041      12,158         7.3%
      Income taxes                       1,573       1,634        -3.7%
      Net income                     $   4,059   $   4,626       -12.3%

 PER SHARE INFORMATION

      Earnings per share, basic      $    1.50   $    1.69       -11.2%
      Earnings per share, diluted    $    1.49   $    1.64        -9.1%

      Dividends paid                 $    0.57   $    0.54         5.6%

 FINANCIAL RATIOS

      Annualized return on
        average assets                    0.82%       0.97%      -15.5%
      Annualized return on
        average equity                    8.63%      10.29%      -16.1%
      Efficiency ratio                   69.84%      66.01%        5.8%

 AVERAGE BALANCES

      Loans                          $ 503,971   $ 456,596        10.4%
      Mortgage-backed securities        83,107     111,914       -25.7%
      Investment securities             41,767      36,041        15.9%
      Other interest-earning assets      1,469       2,050       -28.3%
      Total earning assets             630,314     606,601         3.9%
      Non-earning assets                34,851      34,313         1.6%
      Total assets                     665,165     640,914         3.8%

      Deposits                         466,652     465,333         0.3%
      FHLB advances                    128,381     109,487        17.3%
      Total interest bearing
        liabilities                    595,033     574,820         3.5%
      Non-interest bearing
        liabilities                      7,269       5,961        21.9%
      Stockholders' equity              62,863      60,133         4.5%
      Total liabilities &
        stockholders' equity         $ 665,165   $ 640,914         3.8%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
      Loans                               6.39%       5.92%
      Mortgage-backed securities          4.57%       4.46%
      Investment securities               5.26%       4.77%
      Other interest-earning assets       5.92%       2.74%
 Average cost of:
      Deposits                            2.22%       1.56%
      FHLB advances                       4.04%       3.46%

 Interest rate spread                     3.46%       3.65%
 Net interest margin                      3.60%       3.76%

 NON-INTEREST INCOME DETAIL

      Retail banking fees            $   1,980   $   1,941         2.0%
      Gain on sale of loans          $     190   $     140        35.7%
      Gain (loss) on sales of
        securities                         (51)          0         n/a

 NON-INTEREST EXPENSE DETAIL

      Salaries and benefits              7,457       7,016         6.3%
      Stock-based compensation             558           0         n/a
      Occupancy                          2,170       1,952        11.2%
      Deposit insurance                     45          48        -6.3%
      Professional fees                    475         648       -26.7%
      Deposit intangible
        amortization                        83         102       -18.6%
      Advertising                          528         553        -4.5%
      Other                              1,725       1,839        -6.2%

 T F FINANCIAL CORPORATION
 FINANCIAL INFORMATION
           (dollars in thousands except per share data)

                                          PERIOD ENDING
                                          -------------            INC
                                     9/30/2006  12/31/2005        (DEC)
                                     ---------  ----------
 DEPOSIT DETAIL

           Non-interest checking      $ 34,761    $ 37,138        -6.4%
           Interest checking            47,751      52,319        -8.7%
           Money market                 58,886      79,666       -26.1%
           Savings                     136,071     151,725       -10.3%
           CD's, retail                181,233     149,673        21.1%
           CD's, broker                 11,696           0         n/a

 OTHER INFORMATION

 Per Share

           Book value (a)             $  24.22     $ 23.08
           Tangible book value (a)    $  22.62     $ 21.46
           Closing market price       $  30.64     $ 28.45

 Balance Sheet

           Loans,net                  $500,029    $490,959         1.8%
           Cash and cash
             equivalents                 6,492       3,821        69.9%
           Mortgage-backed
             securities                 74,652      93,688       -20.3%
           Investment securities        43,721      42,563         2.7%
           Total assets                654,777     660,839        -0.9%
           Total deposits              470,398     470,521         0.0%
           FHLB advances and other     111,366     121,260        -8.2%
           Stockholders' equity         65,387      62,648         4.4%

 Asset Quality

           Non-performing loans          1,131       1,588       -28.8%
           Loan loss reserves            2,810       2,641         6.4%
           Reserves to gross loans        0.56%       0.54%        3.7%
           Non-performing loans to
             gross loans                  0.22%       0.32%      -31.3%
           Non-performing loans to
             total assets                 0.17%       0.24%      -29.2%
           Foreclosed property               0         700      -100.0%
           Foreclosed property to
             total assets                 0.00%       0.11%     -100.0%
           Non-performing assets to
             total assets                 0.17%       0.35%      -51.4%

 Statistical

           Shares outstanding
             (000's) (a)                 2,700       2,714
           Number of branch offices         15          15
           Full time equivalent
             employees                     183         172

      (a)  Excludes 171,000 and 185,000 employee stock ownership plan shares at September 30, 2006 and December 31, 2005,
           respectively

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000